Exhibit 10.13

RIGHT OF FIRST REFUSAL AND

CORPORATE OPPORTUNITIES AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of July 13, 2007 by and among United Refining Energy Corp. (the “Company”), United Refining, Inc. (“URI”), Red Apple Group, Inc. (“Red Apple”), United Acquisition Corp. (“UAC”) and United Refining Company (“URC”),, in connection with the Company’s proposed public offering of Units pursuant to a registration statement on Form S-1, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”).

RECITALS

WHEREAS, URI is the sole sponsor of the Company, and the Company and URI, Red Apple, UAC and URC (collectively with URI, Red Apple and UAC, the “Affiliated Entities”) share certain officers and directors; and

WHEREAS, because each of the Company and the Affiliated Entities will be seeking business opportunities including, but not limited to, those within the energy industry, the parties have made this Agreement to clarify the business opportunities for which each party shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Right of First Refusal to the Company. For the term specified in Section 3 of this Agreement and subject to subsections (a), (b), (c) and (e) of this Section 1, each of Affiliated Entities hereby grants to the Company a right of first refusal as follows:

(a) Except for those investment or acquisition opportunities primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith, each of the Affiliated Entities shall first present any investment or acquisition opportunity in a business or businesses, including, but not limited to, the energy industry, whose aggregate fair market value is at least equal to 80% of the balance of the Company’s trust account (as described in the Registration Statement), to a committee of the Company’s independent directors, and will not enter into any agreement to purchase or invest in such business or businesses until the Company’s committee of independent directors determines, within the time frame and manner specified below, whether or not to pursue such business opportunity.

(b) Notwithstanding anything to the contrary in this Agreement, the Company agrees that any such business entity with respect to which any of the Affiliated Entities has initiated any contacts or entered into any discussions or negotiations, formal or informal, regarding any of the Affiliated Entities’ acquisition of, or investment in, such business prior to the completion of the Company’s offering, as set forth in the Registration Statement, will not be a potential acquisition target for Company.

(c) After review of any potential corporate opportunity, the Company may release the right of first refusal set forth in this Section 1 with respect to such corporate opportunity. Decisions by the Company to release any of the Affiliated Entities to pursue such corporate opportunity within the energy industry, or any other industry, will be made by a majority of the Company’s independent directors.

(d) As used in this Agreement, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, capital stock exchange, asset acquisition, or other similar business combination between the Company and one or more operating businesses in the energy industry, or any other industry.

(e) Each of the Affiliated Entities whose general partner, principals, directors, officers or employees become aware of a corporate opportunity which is subject to this Agreement shall provide written notice of the business opportunity to the Company pursuant to this right of first refusal within five (5) business days of its identification of the corporate opportunity. Any right of first refusal granted shall expire ninety (90) days from the date of the written notice, provided that, during such ninety (90)-day period, the Company has failed to commence discussions with any third party regarding a Business Combination involving such business opportunity.

2. Right of First Refusal to the Affiliated Entities. For the term specified in Section 3 of this Agreement and subject to each of the subsections below, the Company hereby grants to the Affiliated Entities a right of first refusal as follows:

(a) The Company shall first present any investment or acquisition opportunity in a business or businesses primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith to the Affiliated Entities to evaluate such business opportunity, and will not enter into any agreement to purchase or invest in such business or businesses until each of the Affiliated Entities notifies the Company, within the time frame and manner specified below, whether or not each or any of the Affiliated Entities has elected to pursue such business opportunity.

(b) After review of any potential corporate opportunity, the Affiliated Entities may release the right of first refusal set forth in this Section 2 with respect to such corporate opportunity. Each of the Affiliated Entities shall notify the Company of their decision to release the Company to pursue such corporate opportunity primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith. The Company shall not pursue any such opportunity without the consent of each of the Affiliated Entities.

(c) Each of the Company’s directors, officers or employees who become aware of a corporate opportunity which is subject to this Agreement shall provide written notice of the business opportunity to each of the Affiliated Entities pursuant to this right of first refusal within five (5) business days of its identification of the corporate opportunity. Any right of first refusal granted shall expire ninety (90) days from the date of the written notice, provided that, during such ninety (90)-day period, the Affiliated Entities have failed to commence discussions with any third party regarding such business opportunity.

3. Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of (i) the consummation by the Company of a Business Combination or (ii) 24 months following the consummation of the Company’s offering pursuant to the Registration Statement.

4. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

United Refining Energy Corp.

823 11th Avenue

New York, New York 10019

Attn: John Catsimatidis

with copies to:

Martin R. Bring, Esq.

Ellenoff, Grossman & Schole LLP

370 Lexington Avenue, 19th Floor

New York, New York 10017

If to Affiliated Entities:

United Acquisition Corp.

823 11th Avenue

New York, New York 10019

Attn: John Catsimatidis

Red Apple Group, Inc.

823 11th Avenue

New York, New York 10019

Attn: John Catsimatidis

United Refining Company

15 Bradley Street

Warren, Pennsylvania 16365

Attn: John Catsimatidis

United Refining, Inc.

823 11th Avenue

New York, New York 10019

Attn: John Catsimatidis

with copies to:

John Wagner, Esq.

United Refining Company

15 Bradley Street

Warren, Pennsylvania 16365

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

5. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

6. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by any of the parties hereto.

7. Amendment. This Agreement may only be amended by written agreement of the parties hereto.

8. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 8 are in addition to the survivorship provisions of any other section of this Agreement.

9. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

10. Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof by and among the parties hereto.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which, taken together, shall be deemed one document

12. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND

THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

13. Waiver. Each party acknowledges and permanently and irrevocably waives any and all claims against the other parties hereto in respect of any business opportunities not received by it pursuant to the terms of this Agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

UNITED REFINING ENERGY CORP

By:
Name:
Title:

UNITED REFINING, INC.

By:
Name:
Title:

UNITED ACQUISITION CORP.

By:
Name:
Title:

UNITED REFINING COMPANY

By:
Name:
Title:

RED APPLE GROUP, INC.

By:
Name:
Title: